Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-216395) and on Form S-8 (File Nos. 333-124218, 333-85598, 333-140856 and 333-188758) of Encana Corporation of our report dated February 28, 2019 relating to the financial statements of Newfield Exploration Company, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

February 28, 2019